UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On April 27, 2011, Molina Healthcare, Inc., a Delaware corporation (the “Company”), issued a press release announcing that its Board of Directors had authorized a 3-for-2 stock split of the Company’s Common Stock, to be effected in the form of a stock dividend of one share of the Company’s Common Stock for every two shares outstanding.  The full text of the press release is included as Exhibit 99.1 to this report.

The record date for the stock split is May 9, 2011.  The distribution of the stock dividend will be made on May 20, 2011, and trading of Company shares on a split-adjusted basis will begin on May 23, 2011.  Giving effect to the stock split, the number of outstanding shares of the Company’s Common Stock will increase to approximately 45.87 million shares.  Fractional shares will be paid in cash based on the closing market price on the record date.

Item 9.01.     Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit
No.                 Description

99.1                Press release of Molina Healthcare, Inc. issued April 27, 2011, announcing a 3-for-2 stock split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: April 27, 2011	By: /s/ Jeff D. Barlow
Jeff D. Barlow
Sr. Vice President – General Counsel, and Secretary

EXHIBIT INDEX

Exhibit
No.                 Description

99.1                Press release of Molina Healthcare, Inc. issued April 27, 2011, announcing a 3-for-2 stock split.